UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 7, 2007

INTEGRATED SURGICAL SYSTEMS, INC.
(Exact name of small Business Issuer as specified in its charter)

Delaware	1-12471	68-0232575
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1433 N. Market Blvd., Suite 1,		95834
Sacramento, California		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (916) 285-9943

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant’s Certifying Accountant.

(a)   Resignation of Independent Registered Public Accounting Firm

On May 7, 2007, the Registrant received a letter from Most & Company, LLP (“Mostco”) stating that Mostco has combined its practice into Raich Ende Malter & Co. LLP (“Raich Ende”). Mostco has therefore effectively resigned as the independent certified public accounting firm for the Registrant.

Mostco’s audit reports on the Registrant’s financial statements for the past two years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph as to the Registant’s ability to continue as a going concern.

There have not been any disagreements between Mostco and the Registrant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Registrant has requested that Mostco furnish a letter to the Securities and Exchange Commission stating whether or not Mostco agrees with the above statements. A copy of Mostco’s letter, dated May 7, 2007, is filed as an exhibit to this Form 8-K.

(b)   Engagement of New Independent Registered Public Accounting Firm

Effective May 8, 2007, Raich Ende was appointed as the Company’s independent certified public accounting firm to audit the Registrant’s financial statements. Raich Ende was not consulted on any matter described in Item 304(a)(2) of Regulation S-B prior to May 7, 2007.

Item 9.01.    Financial Statements and Exhibits.

     (d) Exhibits.

16.1	Letter dated May 8, 2007 from Most & Company, LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 9, 2007

Integrated Surgical Systems, Inc. (Registrant)

By: /s/ Ramesh Trivedi Ramesh Trivedi, Chief Executive Officer

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